Exhibit 10.4
Form of Non-Employee Director Annual Compensation Agreement

Grantee: ___________________
No. of Tracking Shares Corresponding to the Annual Compensation Award:

This Agreement (the “Agreement”), effective as of __________ (the “Grant Date”), evidences the grant to you of a right to a compensation award (the “Annual Compensation Award”) equal to the value of _________ shares of the Common Stock of Forward Air Corporation, a Tennessee corporation (the “Company”) (each such share, a “Tracking Share,” and collectively, the “Tracking Shares”), conditioned upon your agreement to the terms described below.

1.Terminology. Unless otherwise provided in this Agreement, capitalized words used herein are defined in the Glossary at the end of this Agreement.

2.Vesting.

(a)The Annual Compensation Award is nonvested and forfeitable as of the Grant Date.

(b)So long as your Service with the Company is continuous from the Grant Date through the applicable date upon which vesting is scheduled to occur, the Annual Compensation Award will vest in full and become nonforfeitable on the earlier of (i) the day immediately prior to the first Annual Meeting that occurs after the Grant Date or (ii) the first anniversary of the Grant Date.

(c)If you die while in the Service of the Company or your Service terminates by reason of Disability, the Annual Compensation Award will become vested and nonforfeitable as of your death or such termination of Service due to Disability.

(d)To the extent not earlier vested or forfeited, the Annual Compensation Award will become vested and nonforfeitable on the date of, and immediately before, the occurrence of a Change in Control.

3.Termination of Service. Unless otherwise determined by the Board or as specified herein, if your Service with the Company ceases for any reason other than death or Disability, the Annual Compensation Award that is not then vested and nonforfeitable will be immediately forfeited by you and transferred to the Company upon such cessation for no consideration.

4.Settlement of the Annual Compensation Award.

(a)Generally. Within ten (10) days following the vesting of the Annual Compensation Award, the Company shall pay to the Grantee a cash amount equal to the Fair Market Value of the Tracking Shares as of the date such Annual Compensation Award vested. Notwithstanding the foregoing, subject to the approval of the Company’s shareholders of an increase in the number of shares of Common Stock which may be issued under the Plan no later than the date such Annual Compensation Award vests such that there are sufficient shares of Common Stock available for issuance to the Grantee, the Board may instead decide in its sole discretion to issue to the Grantee within ten (10) days following the vesting of the Annual Compensation Award, Unrestricted Shares equal to the number of Tracking Shares in settlement of the Annual Compensation Award. To the extent that Unrestricted Shares are issued in settlement of the Annual Compensation Award, such Unrestricted Shares shall be subject to any restrictions as may be required pursuant to Section 4(c) and the Company’s insider trading policy.

(b)Beneficial Ownership of Unrestricted Shares. To the extent that the Board elects to issue Unrestricted Shares in settlement of the Annual Compensation Award, the Company will determine the form of delivery (e.g., a stock certificate or electronic entry evidencing such shares) and may deliver such shares on the Grantee’s behalf electronically to the Company’s designated stock plan administrator or such
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other broker-dealer as the Company may choose at its sole discretion, within reason. Except as otherwise provided by this Section 4(c), the Unrestricted Shares as to which the Annual Compensation Award may be settled shall be registered in the name of the Grantee, or, if applicable, in the names of the heirs or estate of the Grantee.

(c)Restrictions on Issuance of Unrestricted Shares. The grant of the Annual Compensation Award and any issuance of Unrestricted Shares upon settlement of the Annual Compensation Award shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. No Unrestricted Shares may be issued hereunder if the issuance of such shares would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Common Stock may then be listed. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance of any Unrestricted Shares subject to the Annual Compensation Award shall relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority shall not have been obtained. As a condition to the settlement of the Annual Compensation Award, the Company may require the Grantee to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

5.Compliance with Section 409A.

(a)General Rule of Interpretation. This Agreement and the Annual Compensation Award granted hereunder are intended to fit within the “short-term deferral” exemption from Section 409A as set forth in Treas. Reg. § 1.409A-1(b)(4). In administering this Agreement, the Board shall interpret this Agreement in a manner consistent with such exemption.

(b)Amendments to Comply with Section 409A; Indemnification. Notwithstanding any other provision of this Agreement to the contrary, the Company is authorized to amend this Agreement, to void or amend any election made by the Grantee under this Agreement and/or to delay the payment of any monies and/or provision of any benefits in such manner as may be determined by the Company, in its discretion, to be necessary or appropriate to comply with Section 409A without prior notice to or consent of the Grantee. The Grantee hereby releases and holds harmless the Company, its directors, officers and stockholders from any and all claims that may arise from or relate to any tax liability, penalties, interest, costs, fees or other liability incurred by the Grantee in connection with the Annual Compensation Award, including as a result of the application of Section 409A.

(c)Advice of Independent Tax Advisor. The Company has not obtained a tax ruling or other confirmation from the Internal Revenue Service with regard to the application of Section 409A to the Annual Compensation Award, and the Company does not represent or warrant that this Agreement will avoid adverse tax consequences to the Grantee, including as a result of the application of Section 409A to the Annual Compensation Award. The Grantee hereby acknowledges that he or she has been advised to seek the advice of his or her own independent tax advisor prior to entering into this Agreement and is not relying upon any representations of the Company or any of its agents as to the effect of or the advisability of entering into this Agreement.

6.Adjustments for Corporate Transactions and Other Events.

(a)Stock Dividend, Stock Split and Reverse Stock Split. Upon a stock dividend of, or stock split or reverse stock split affecting, the Common Stock, the number of Tracking Shares shall, without further action of the Board, be adjusted to reflect such event. Fractional shares that result from such adjustments shall be eliminated. Adjustments under this Section 6 will be made by the Board, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive.

(b)Binding Nature of Agreement. The terms and conditions of this Agreement shall apply with equal force to any additional and/or substitute Tracking Shares with respect to which such additional and/or substitute securities are distributed, whether as a result of any spin-off, stock split-up, stock dividend, stock distribution, other reclassification of the Common Stock of the Company, or similar event. If the Tracking Shares are converted into or exchanged for, or shareholders of the Company receive by reason of any distribution in total or partial liquidation or pursuant to any merger of the Company or acquisition of its assets, securities of another entity, or other property (including cash), then the rights of the Company under this Agreement shall inure to the benefit of the Company’s successor, and this Agreement shall apply to the securities or other
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property received upon such conversion, exchange or distribution in the same manner and to the same extent as the Tracking Shares.
7.Non‑Guarantee of Directorship. Nothing in this Agreement shall confer any right on you to continue in the service of the Company as a member of the Board or in any other capacity for any period of time or at a particular retainer or other rate of compensation, or as limiting, interfering with or otherwise affecting the provisions of the Company’s charter, bylaws or the Tennessee Business Corporation Act relating to the removal of directors.

8.Rights as Shareholder. You shall have no rights as a shareholder with respect to the Annual Compensation Award unless Common Stock are issued in settlement of the Annual Compensation Award and in such case you shall have no rights as a shareholder with respect to the Annual Compensation Award until the date of the issuance of such Common Stock (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such Common Stock (if any) is issued.

9.The Company’s Rights. The existence of the Annual Compensation Award shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or other stocks with preference ahead of or convertible into, or otherwise affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the Company's assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

10.Notices. All notices and other communications made or given pursuant to this Agreement shall be in writing and shall be sufficiently made or given if hand delivered or mailed by certified mail, addressed to you at the address contained in the records of the Company, or addressed to the Board, care of the Company for the attention of its Corporate Secretary at its principal executive office or, if the receiving party consents in advance, transmitted and received via telecopy or via such other electronic transmission mechanism as may be available to the parties.

11.Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the Annual Compensation Awards granted hereunder. Any oral or written agreements, representations, warranties, written inducements, or other communications made prior to the execution of this Agreement with respect to the Annual Compensation Awards granted hereunder shall be void and ineffective for all purposes.

12.Amendment. This Agreement may be amended from time to time by the Board in its discretion; provided, however, that this Agreement may not be modified in a manner that would have a materially adverse effect on the Annual Compensation Award as determined in the discretion of the Board, except in a written document signed by each of the parties hereto.

13.No Trust or Fund Created. Nothing in this Agreement shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and the Grantee or any other person. To the extent that Grantee or other person acquires a right to receive payments from the Company pursuant to this Agreement such right shall be no greater than the right of any unsecured general creditor of the Company.

14.Governing Law. The validity, construction and effect of this Agreement, and of any determinations or decisions made by the Board relating to this Agreement, and the rights of any and all persons having or claiming to have any interest under this Agreement, shall be determined exclusively in accordance with the laws of the State of Tennessee, without regard to its provisions concerning the applicability of laws of other jurisdictions. Any suit with respect hereto will be brought in the federal or state courts in the districts which include Greeneville, Tennessee, and you hereby agree and submit to the personal jurisdiction and venue thereof.

15.Headings. The headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

16.Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
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17.Electronic Delivery of Documents. By your signing the Agreement, you (i) consent to the electronic delivery of this Agreement; (ii) acknowledge that you may receive from the Company a paper copy of any documents delivered electronically at no cost to you by contacting the Company by telephone or in writing; (iii) further acknowledge that you may revoke your consent to the electronic delivery of documents at any time by notifying the Company of such revoked consent by telephone, postal service or electronic mail; and (iv) further acknowledge that you understand that you are not required to consent to electronic delivery of documents.
{Glossary appears on next page}
GLOSSARY

(a)“Affiliate” means any entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with Forward Air Corporation (including but not limited to joint ventures, limited liability companies and partnerships). For this purpose, “control” means ownership of 50% or more of the total combined voting power of all classes of stock or interests of the entity.

(b)“Annual Meeting” means an Annual Meeting of Shareholders of the Company at which directors are elected.

(c)“Board” means the Board of Directors of Forward Air Corporation.

(d)“Change in Control” shall have the meaning ascribed thereto in the Plan.

(e)“Common Stock” means the common stock, $0.01 par value per share, of Forward Air Corporation.

(f)“Company” means Forward Air Corporation and its Affiliates, except where the context otherwise requires. For purposes of determining whether a Change in Control has occurred, Company shall mean only Forward Air Corporation.

(g)“Disability” shall mean a total disability as determined under procedures established by the Board for purposes of the Plan.
(h). “Fair Market Value” as of a given date for purposes of this Agreement means (i) the closing sale price for the shares on The NASDAQ Stock Market or any national exchange on which shares of Common Stock are traded on such date (or if such market or exchange was not open for trading on such date or no shares of Common Stock traded on that day but were listed for trade, the next preceding date on which it was open and the shares of Common Stock did trade); or (ii) if the Common Stock is not listed on The NASDAQ Stock Market or on an established and recognized exchange, such value as the Board, in good faith, shall determine based on such relevant facts, which may include opinions of independent experts, as may be available to the Board.
(i)“Plan” means the Forward Air Corporation Amended and Restated Non-Employee Director Stock Plan, as amended, restated and/or replaced from time to time.

(j)“Service” means your service in the capacity as a non-employee director on the Board.

(k)“Unrestricted Shares” shall have the meaning ascribed thereto in the Plan.

(l)You”; “Your”. You means the recipient of the Annual Compensation Awards as reflected in the first paragraph of this Agreement. Whenever the word “you” or “your” is used in any provision of this Agreement under circumstances where the provision should logically be construed, as determined by the Board, to apply to the estate, personal representative, or beneficiary to whom the Annual Compensation Awards may be transferred by will or by the laws of descent and distribution, the words “you” and “your” shall be deemed to include such person.
{End of Agreement; Signature page follows.}

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Exhibit 10.4
IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer.

FORWARD AIR CORPORATION

By:___________________________

Date:____________________

The undersigned hereby acknowledges that he/she has carefully read this Agreement and agrees to be bound by all of the provisions set forth herein. The undersigned also consents to electronic delivery of all notices or other information with respect to the Annual Compensation Award or the Company.

GRANTEE

_______________________

Date:___________________

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